Exhibit 99.1
FOR IMMEDIATE RELEASE
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FIRST QUARTER 2011 RESULTS
— Excellent Local Currency Sales Growth —
— Solid Growth in Operating Profit and EPS, Despite Currency Headwinds —
COLUMBUS, Ohio, USA – May 4, 2011 – Mettler-Toledo International Inc. (NYSE: MTD) today announced first quarter results for 2011. Provided below are the highlights:
•	Sales in local currency increased by 17% in the quarter compared with the prior year. Reported sales growth increased 20%, which includes a 3% benefit from currency.

•	Net earnings per diluted share as reported (EPS) were $1.41, compared with $1.10 in the first quarter of 2010. Adjusted EPS was $1.45, a 28% increase over the prior-year amount of $1.13. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.
First Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “Favorable momentum in our markets continued in the quarter and sales growth was excellent in most product lines and geographic regions. We continue to benefit from the strong execution of our business strategies and had solid growth in operating profit and EPS despite currency headwinds.”
EPS was $1.41, compared with the prior-year amount of $1.10. Adjusted EPS was $1.45, an increase of 28% over the prior-year amount of $1.13.
Sales were $498.8 million, a 17% increase in local currency sales, compared with $416.7 million in the prior year. Reported sales growth was 20%, which included a 3% benefit from currency. By region, local currency sales increased 16% in Europe, 12% in the Americas and 25% in Asia / Rest of World. Adjusted operating income amounted to $73.8 million, a 22% increase from the prior-year amount of $60.4 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $6.5 million, compared with $44.5 million in the prior year.
-more-

Outlook
The Company updated its outlook for 2011. Based on today’s assessment, management anticipates that local currency sales growth in 2011 will be in the range of 8% to 9% and Adjusted EPS in the range of $7.90 to $8.00, an increase of 14% to 15%. This compares with previous 2011 guidance of Adjusted EPS in the range of $7.70 to $7.80. Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items.
The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in the second quarter 2011 will be in the range of 8% to 9% while Adjusted EPS will be in the range of $1.82 to $1.86, an increase of 17% to 20%.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items, which are not yet known.
Conclusion
Filliol concluded, “We are pleased with the strong start to the year. While our growth rate for the remainder of 2011 will be against tougher comparisons, we have the strategies and franchise in place to continue to compete successfully in our markets. Our substantial emerging markets presence, sophisticated marketing programs and strong product pipeline position us well for growth. While uncertainty remains in the global economy, I am confident in our ability to continue to execute on our strategies.”
Other Matters
The Company will host a conference call to discuss its quarterly results today (Wednesday, May 4) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.
METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
-more-

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	March 31, 2011		% of sales	March 31, 2010		% of sales

Net sales	$498,766	(a)	100.0	$416,651	(a)	100.0
Cost of sales	237,259		47.6	198,725		47.7

Gross profit	261,507		52.4	217,926		52.3

Research and development	26,351		5.3	22,465		5.4
Selling, general and administrative	161,378		32.4	135,014		32.4
Amortization	3,622		0.7	3,381		0.8
Interest expense	5,711		1.1	5,254		1.3
Restructuring charges	498		0.1	384		0.1
Other charges (income), net	669		0.1	254		—

Earnings before taxes	63,278		12.7	51,174		12.3

Provision for taxes	16,451		3.3	13,306		3.2

Net earnings	$46,827		9.4	$37,868		9.1

Basic earnings per common share:
Net earnings	$1.45			$1.12
Weighted average number of common shares	32,290,595			33,757,175

Diluted earnings per common share:
Net earnings	$1.41			$1.10
Weighted average number of common and common equivalent shares	33,291,632			34,533,067
Note:
(a) Local currency sales increased 17% as compared to the same period in 2010.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	March 31, 2011		% of sales	March 31, 2010		% of sales
Earnings before taxes	$63,278			$51,174
Amortization	3,622			3,381
Interest expense	5,711			5,254
Restructuring charges	498			384
Other charges (income), net	669			254

Adjusted operating income	$73,778	(b)	14.8	$60,447	(b)	14.5

Note:
(b) Adjusted operating income increased 22% as compared to the same period in 2010.
-more-

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$388,102	$447,577
Accounts receivable, net	365,578	368,936
Inventories	247,190	217,104
Other current assets and prepaid expenses	116,327	111,278

Total current assets	1,117,197	1,144,895

Property, plant and equipment, net	380,743	364,472
Goodwill and other intangibles assets, net	557,404	539,071
Other non-current assets	243,502	234,625

Total assets	$2,298,846	$2,283,063

Short-term borrowings and maturities of long-term debt	$22,583	$10,902
Trade accounts payable	134,257	138,105
Accrued and other current liabilities	367,573	393,179

Total current liabilities	524,413	542,186

Long-term debt	677,833	670,301
Other non-current liabilities	307,623	298,992

Total liabilities	1,509,869	1,511,479

Shareholders’ equity	788,977	771,584

Total liabilities and shareholders’ equity	$2,298,846	$2,283,063

-more-

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended
	March 31,
	2011	2010

Cash flow from operating activities:
Net earnings	$46,827	$37,868
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,383	7,447
Amortization	3,622	3,381
Deferred tax provision	(6,593)	(1,806)
Excess tax benefits from share-based payment arrangements	(2,347)	(920)
Other	3,160	3,044
Decrease in cash resulting from changes in operating assets and liabilities (a)	(45,528)	(4,520)

Net cash provided by operating activities (a)	6,524	44,494

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	48	37
Purchase of property, plant and equipment	(17,559)	(10,461)
Acquisitions	(14,532)	(12,528)
Other investing activities	(902)

Net cash used in investing activities	(32,945)	(22,952)

Cash flows from financing activities:
Proceeds from borrowings	28,784	23,851
Repayments of borrowings	(11,488)	(19,199)
Proceeds from exercise of stock options	3,063	3,005
Excess tax benefits from share-based payment arrangements	2,347	920
Repurchases of common stock	(57,179)	(29,181)
Other financing activities	(87)	191

Net cash used in financing activities	(34,560)	(20,413)

Effect of exchange rate changes on cash and cash equivalents	1,506	(277)

Net (decrease) increase in cash and cash equivalents	(59,475)	852

Cash and cash equivalents:
Beginning of period	447,577	85,031

End of period	$388,102	$85,883

Note:

(a)	The decrease in 2011 resulted principally from approximately $39 million of higher payments relating to previous year performance-related compensation incentives.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$6,524	$44,494
Excess tax benefits from share-based payment arrangements	2,347	920
Payments in respect of restructuring activities	1,413	4,323
Proceeds from sale of property, plant and equipment	48	37
Purchase of property, plant and equipment	(17,559)	(10,461)

Free cash flow	($7,227)	$39,313

- more -

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

U.S. Dollar Sales Growth
Three Months Ended March 31, 2011	18%	13%	32%	20%

Local Currency Sales Growth
Three Months Ended March 31, 2011	16%	12%	25%	17%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended
	March 31,
					%
	2011		2010		Growth

EPS as reported, diluted	$1.41		$1.10		28%

Restructuring charges, net of tax	0.01	(a)	—
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)

Adjusted EPS, diluted	$1.45		$1.13		28%

Notes:

(a)	Represents the EPS impact of restructuring charges of $0.5 million ($0.4 million after tax) for the three months ended March 31, 2011 which primarily include severance costs.

(b)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million for the three month periods ended March 31, 2011 and 2010, respectively.
# # #